REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of July 2, 1997, by and among Atlantic Coast Airlines, Inc., a Delaware corporation (the "Company"), Alex. Brown & Sons Incorporated and The Robinson Humphrey Company, Inc. (collectively, the "Initial Purchasers") pursuant to the Purchase Agreement dated as of June 27, 1997 (the "Purchase Agreement"), between the Company and the Initial Purchasers. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

     The Company agrees with the Initial Purchasers, (i) for their benefit as Initial Purchasers and (ii) for the benefit of the holders from time to time of the Notes (including the Initial Purchasers) and the holders from time to time of the Common Stock issued upon conversion of the Notes (each of the foregoing a "Holder" and together the "Holders"), as follows:
     1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     Affiliate: "Affiliate" means, with respect to any specified person, (i) any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified person or (ii) any officer or director of such other person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a person means the possession direct or indirect, of the power (whether or not exercised) to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

     Business   Day:    Each  Monday,  Tuesday,   Wednesday,
Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

     Common Stock: The shares of common stock, $.02 par value, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, in each case, as issuable or issued upon conversion of the Notes.

      Damages Accrual Period:  See Section 2(d) hereof.

     Damages Payment Date: Each of the semi-annual interest payment dates provided in the Indenture, whether or not Liquidated Damages are payable on such date.

     Effectiveness Period: The period commencing with the date hereof and ending on the earlier of the date that is two years after the latest date of original issuance of the Notes and the date that all Registrable Securities have ceased to be Registrable Securities.

    Effectiveness Target Date:  See Section 2(a) hereof.

     Event.  See Section 2(d) hereof.
     Event Date:  See Section 2(d) hereof.
     Exchange Act:  The Securities Exchange Act of 1934,
as amended,   and  the  rules  and  regulations  of
the
SEC promulgated thereunder.
     Filing Date:  See Section 2(a) hereof.
   Holder:  See the second paragraph of this Agreement.
     Indenture:   The Indenture, dated as of July  2,
1997, between  the  Company  and  First  Union  National
Bank of Virginia, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.
     Initial  Purchasers:  See the first paragraph  of

this Agreement.

   Initial Shelf Registration:  See Section 2(a) hereof.

     Liquidated Damages:  See Section 2(d) hereof.

     Losses:  See Section 5 hereof.

     Majority of Registrable Securities: A majority of the then outstanding aggregate principal amount of Registrable Securities.
For purposes of this calculation,  Registrable
Securities which have been converted into shares of Common Stock shall be deemed to bear the principal amount at which such Registrable Securities were converted.

   Managing Underwriters:  The investment banking firm
or firms   that  shall  manage  or  co-manage  an
Underwritten Offering.

     Notes:  The 7% Convertible Subordinated Notes due
2004 of the Company being issued and sold pursuant to the Purchase Agreement and the Indenture.

     Prospectus:    The   prospectus   included    in
any Registration  Statement (including,  without
limitation,  a prospectus  that  discloses information
previously  omitted from a prospectus filed as part of
an effective registration statement  in reliance upon
Rule 430A promulgated under  the Securities Act), as
amended or supplemented by any amendment or
prospectus    supplement,   including   post-effective
amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

    Purchase Agreement: See the first paragraph of this Agreement.

     Record Holder:  (i) with respect to any Damages
Payment Date relating to the Notes, each Person who is a registered holder of such Notes on the record date with respect to the interest payment date under the Indenture on which such Damages Payment Date shall occur and (ii) with respect to any Damages Payment
Date relating to the Common Stock, each Person who is a registered holder of such Common Stock 15 days prior to such Damages Payment Date.

   Registrable  Securities:  Each Note and each  share
of
Common  Stock  into  which  the  Notes  are  convertible
or converted  upon original issuance thereof, and at all
times subsequent thereto, and any Common Stock issued
with respect thereto  upon  any stock dividend, split or
similar  event, until,  in  the  case of any such Note
or share  of  Common Stock, (i) it is effectively
registered under the Securities Act  and  disposed  of
in accordance with  the  Registration Statement
covering  it, (ii) it is salable  by  the  holder
thereof pursuant to Rule 144(k) or (iii) it is sold  to
the public  pursuant to Rule 144, and, as a result of
the  event or  circumstance described in any of the
foregoing  clauses (i)  through (iii),  the legends with
respect  to  transfer restrictions  required under the
Indenture (other  than any such legends required solely
as the consequences or the fact that  the  Registrable
Securities are  owned by,  or  were previously  owned
by, the Company or an Affiliate  of  the Company)  are
removed or removable in accordance  with  the terms of
the Indenture.
     Registration Expenses:  See Section 5 hereof.
     Registration Statement:  Any registration statement
of the  Company which covers any of the Registrable
Securities pursuant to the provisions of this Agreement,
including  the Prospectus,  amendments and supplements
to such registration statement,   including   post-
effective amendments,
all
exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

    Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulations hereafter adopted by the SEC.

   Rule 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

      SEC:  The Securities and Exchange Commission.

     Securities  Act:   The  Securities  Act  of  1933,
as amended, and the rules and regulations promulgated by the SEC thereunder.
     Selling  Holder:  A Holder offering to sell
Registrable Securities.
      Shelf Registration:  See Section 2(a) hereof.
     Special Counsel: Piper & Marbury L.L.P., or such other successor counsel as shall be specified by the Holders of a majority of the Registrable
Securities, the  fees  and
expenses of which will be paid by the Company pursuant to Section 5 hereof.

    Subsequent   Shelf  Registration:   See  Section
2(b) hereof.
     Suspension Period:  See Section 2(c).


   TIA:  The Trust Indenture Act of 1939, as amended.

     Trustee:  The Trustee under the Indenture.

     Underwritten Registration or Underwritten Offering:
A registration in which the Registrable Securities are sold by
Holders thereof to an underwriter for reoffering to the public.
     2.   Shelf Registration.

           (a)  The Company shall prepare and file with
the SEC, as soon as practicable but in any event on or
prior  to the  date  90  days  following the latest date
of  original issuance  of  the Notes (the "Filing
Date"), a  Registration Statement  for an offering to be
made on a continuous  basis pursuant  to  Rule  415  of
the Securities  Act  (a  "Shelf Registration")
registering the resale from time to  time  by Holders
thereof  of all of the Registrable Securities  (the
"Initial   Shelf Registration").    The   Initial
Shelf Registration  shall  be on an appropriate  SEC
Registration Statement  form permitting registration of
such  Registrable Securities  for  resale by such
Holders in  the  manner  or manners  designated by them
(including, without  limitation, one  or more
Underwritten Offerings).  The Company shall use its best
efforts to cause the Initial Shelf Registration  to be
declared effective under the Securities Act as  soon  as
practicable  but in any event on or prior to  the  date
120 days  following  the Filing Date (the "Effectiveness
Target Date"),  and shall use its best efforts to keep
the Initial Shelf   Registration   continuously
effective under   the Securities  Act, subject to the
provisions of Section  2(c), until  the  earlier  of the
expiration of the  Effectiveness Period  or  the  date
a Subsequent Shelf  Registration  (as defined  below)
covering all of the Registrable  Securities has  been
declared  effective under  the  Securities  Act. Subject
to  the  right of the Company to have  the  Initial
Shelf  Registration not be effective, or not to be
updated, amended  or supplemented, for periods of time
set  forth  in Section 2(c), the Company further agrees
to  use  its  best efforts  to  prevent the happening of
any event  that would cause  the Initial Shelf
Registration to contain a material misstatement or
omission or to be not effective and  usable for   resale
of  the  Registrable  Securities during   the Effective
Period.

           (b)   If  the Initial Shelf Registration  or
any
subsequent Shelf Registration ceases to be effective for
any reason  as a result of the issuance of a stop order
by  the SEC at any time during the Effectiveness Period,
the Company shall  use  its best efforts to obtain the
prompt withdrawal of  any  order suspending the
effectiveness thereof, and  in any  event  shall  within
30  days  of  such  cessation  of effectiveness  amend
the  Shelf Registration  in  a  manner reasonably
expected to obtain the withdrawal of  the  order
suspending  the effectiveness thereof, or file an
additional Shelf   Registration   covering  all  of
the Registrable Securities  (a  "Subsequent  Shelf
Registration").   If   a Subsequent  Shelf Registration
is filed, the  Company  shall use   its  best  efforts
to cause  the  Subsequent   Shelf Registration to be
declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period.

           (c)   In  the event (A) of the happening  of
any
event  of the kind described in Section 3(c)(ii),
3(c)(iii), 3(c)(iv),  3(c)(v) or 3(c)(vi) hereof or (B)
that,  in  the good  faith  judgment of the Company,  it
is  advisable  to suspend  the use of the Prospectus for
a discrete period  of time  due  to  pending  material
corporate  developments  or similar  material  events
that have not  yet  been  publicly
disclosed  and  as  to  which the  Company  believes
public disclosure  will be prejudicial to the Company,
the Company shall  deliver  a  certificate  in  writing,
signed  by  an authorized executive officer of the
Company, to the  Special Counsel,                    the
Initial   Purchasers   and   the
Managing
Underwriters,  if  any, to the effect of the  foregoing
and thereafter the use of the Prospectus shall be
suspended, and the  Company,  subject to the terms of
this  Section  2(c), shall
thereafter   not  be  required   to   maintain      the
effectiveness or update the Shelf Registration.  The
Company will use its best efforts to ensure that the use of the Prospectus may be resumed as soon as practicable, in the case of suspension under Section
2(c)(A), and, in the case of a pending development or event referred to in Section 2(c)(B) hereof, as soon as, in the good faith-judgment of the Company, public disclosure of such material corporate development or similar material event would not have a material adverse effect on the Company. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right under this Section
2(c) to suspend the use of the Prospectus (whether as a result of events referred to in Section 2(c)(A) hereof or as a result of the pending development or event referred to in Section 2(c)(B) hereof) more than one (1) time in any three (3) month period, and the periods in which the use of the Prospectus is suspended shall not exceed 15 days in any three-month period (a "Suspension Period").

           (d)  The parties hereto agree that the
Holders of Registrable  Securities will suffer  damages,
and that  it would  not  be  feasible to ascertain  the
extent  of  such damages with   precision,  if  (i)
the
Initial   Shelf Registration  has not been filed on or
prior to  the  Filing Date,  (ii)  the  Initial Shelf
Registration  has  not  been declared  effective by the
Effectiveness Target Date,  (iii) prior  to the end of
the Effectiveness Period, the SEC shall have issued a
stop order suspending the effectiveness of the Shelf
Registration or proceedings have been initiated  with
respect to the Shelf Registration under Section 8(d) or
8(e) of  the Securities Act, (iv) the aggregate number
of days in any  one  Suspension  Period exceeds  the
period permitted pursuant  to  Section  2(c) hereof  or
(v)  the number  of Suspension Periods exceeds the
number permitted pursuant  to Section  2(c) hereof (each
of the events of a type described in  any  of  the
foregoing  clauses  (i) through  (v)  are individually
referred  to herein as  an "Event,"  and  the Filing
Date  in  the case of clause (i), the  Effectiveness
Target  Date in the case of clause (ii), the date  on
which the effectiveness  of  the
Shelf  Registration  has  been suspended   or
proceedings with  respect  to   the   Shelf Registration
under Section 8(d) or 8(e) of  the  Securities Act  have
been commenced in the case of clause  (iii),  the date
on
which the duration of a Suspension Period  exceeds the
period permitted by Section 2(c) hereof in the case  of
clause  (iv),  and  the  date  of  the  commencement  of
a Suspension  Period that causes the limit on  the
number of Suspension Periods under Section 2(c) hereof
to be exceeded in  the case of clause (v), being
referred to herein  as  an "Event  Date").
Notwithstanding the foregoing, the  parties hereto
agree  that  an Event shall be deemed  not  to  have
occurred  to the extent the parties mutually agree that
the direct, proximate cause of said Event was the act or
failure to act of one or more Holders, the Initial
Purchasers or the Managing Underwriters.  Events shall
be deemed to  continue until the date of the termination
of such Event, which shall be the following dates with
respect to the respective types of  Events:  the date
the Initial Registration Statement is filed  in  the
case  of an Event of the type described  in clause  (i),
the  date  the Initial Shelf Registration  is declared
effective in the case of clause (ii), the date that all
stop  orders  suspending effectiveness  of  the  Shelf
Registration have been removed and the proceedings
initiated with respect to the Shelf Registration under
Section 8(d) or 8(e) or the Securities Act have
terminated, as the case  may be,  in the case of Events
of the types described in clause (iii), termination of
the Suspension Period which caused the aggregate  number
of days in any one Suspension  Period to exceed  the
number permitted by Section 2(c) to be exceeded in the
case of Events of the types described in clause (iv),
and  termination of the Suspension Periods, the
commencement of  which  caused the number of Suspension
Periods permitted by  Section 2(d) to be exceeded in the
case of Events of the type described in clause (v).
     Accordingly, upon the occurrence of any Event and
until such time as there are no Events which have
occurred and are continuing (a "'Damages Accrual
Period"), commencing on  the Event  Date on which such
Damages Accrual Period began,  the Company agrees to
pay, as liquidated damages, and not  as  a penalty,  an
additional amount (the "Liquidated  Damages"): (i) to
each holder of Notes that are Registrable Securities,
accruing at  a  rate equal to one-half of one  percent
per annum (50 basis points) on the aggregate principal
amount of Notes  that  are Registrable Securities held
by such Holder and  (ii) to each holder of shares of
Common Stock that  are Registrable Securities, accruing
at a rate equal to one-half of  one percent per annum
(50 basis points) calculated on an amount  equal  to
the  product of (x) the  then-applicable Conversion
Price (as defined in the Indenture),  times  (y) the
number  of shares of Common Stock that are  Registrable
Securities   held  by  such holder.   Notwithstanding
the
foregoing,  no  Liquidated Damages shall accrue  as  to
any Registrable Securities from and after the earlier of
(x) the date  such  securities are no longer Registrable
Securities, and  (y)  the  expiration of the
Effectiveness Period.    The
rate  of  accrual of the Liquidated Damages with respect
to any  period shall not exceed the rate provided for
in this paragraph   notwithstanding  the  occurrence
of multiple concurrent Events.

   The Company shall pay the Liquidated Damages due on
any Notes  or Common Stock by depositing with the
Trustee under the  Indenture, in trust, for the benefit
of the
holders  of Notes or Common Stock, as the case may be,
entitled thereto, at  least  one Business Day prior to
the applicable  Damages Payment  Date, sums sufficient
to pay the Liquidated Damages accrued or accruing since
the last preceding Damages Payment Date  through  such
Damages Payment Date.   The  Liquidated Damages  shall
be paid by the Company to the Record Holders on each Damages Payment Date by wire transfer of immediately available funds to the account specified by them or by mailing checks to their registered addresses as they appear in the Note register (as defined in the Indenture), in the case of the Notes, and in the register of the Company for the Common Stock, in the case of the Common Stock, if no such accounts have been specified on or before the Damage Payment Date;
provided, however, that any Liquidated Damages accrued with respect to any Note or portion thereof called for redemption on a redemption date, or repurchased in connection with a Change in Control (as defined in the Indenture) on a repurchase date, or converted into Common Stock on a conversion date prior to the Damages Payment
Date, shall, in any such event, be paid instead to the holder who submitted such Note or portion thereof for redemption, repurchase or conversion on the applicable redemption date, repurchase date or conversion date, as the case may be, on such date
(or promptly following the conversion date, in the case of conversion of a Note). If a holder of a Note submits a Note for conversion during the period between a record date for the payment of Liquidated
Damages  and  the related Damages Payment Date,
Liquidated Damages for the period from the conversion date through the next succeeding Damages Payment Date shall accrue and be payable to the holder of Common
Stock received on conversion on the next succeeding
Damages Payment Date, notwithstanding that such holder was not a Record Holder with respect to such Damages
Payment Date. The Trustee shall be entitled, on behalf of the Holders of Notes and Common Stock to seek any available remedy for the enforcement of this Agreement, including for the payment of such Liquidated Damages. Nothing shall preclude a Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.
   All of the Company's obligations set forth in this Section 2(d) which are outstanding with respect to any Registrable Securities at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full
(notwithstanding termination  of the
Agreement pursuant to Section 7(o)).

     The  parties  hereto agree that the Liquidated
Damages provided  for  in this Section 2(d) constitute
a reasonable estimate  of the damages that may be
incurred by holders  of Registrable  Securities (other
than the Initial  Purchasers) by  reason  of the
failure of the Shelf Registration  to  be filed or
declared effective or unavailable (absolutely or as a
practical  matter) for effecting resales  of
Registrable Securities,  as  the case may be, in
accordance  with  the provisions hereof.
     3.    Registration Procedures.  In connection with
the
Company's  registration obligations under Section 2
hereof, the  Company shall effect such registrations to
permit  the sale  of  the Registrable Securities in
accordance with  the intended  method  or  methods of
disposition  thereof,  and pursuant  thereto  the
Company shall  as  expeditiously  as possible:
           (a)  Prepare and file with the SEC a
Registration Statement or Registration Statements on any
appropriate form under  the  Securities Act available
for the  sale  of  the Registrable Securities by the
Holders thereof in  accordance with  the intended method
or methods of distribution thereof and shall include all
required financial statements, and use its  best
efforts to cause each such Registration Statement to
become effective and remain effective as provided
herein; provided,        that   before  filing,  any
such
Registration Statement  or  Prospectus or any amendments
or  supplements thereto  the Company shall furnish
within a reasonable  time period  to each Selling Holder
(if requested by such Selling Holder), the Initial
Purchasers, the Special Counsel and the Managing
Underwriters of such offering, if any,  copies  of all
such  documents proposed to be filed,  which  documents
will  be  subject to the review of each Selling  Holder
(if requested  by such Selling Holder), the Initial
Purchasers, the Special Counsel and such Managing
Underwriters, and the Company  shall not file any such
Registration  Statement or
amendment  thereto  or  any  Prospectus  or  any
supplement thereto  to                            which
the  Holders  of  a  majority   of                the
Registrable   Securities  covered   by   such
Registration
Statement,  the  Initial Purchasers or the  Special
Counsel shall reasonably object in writing within five
Business Days after the receipt thereof. In addition, the Company shall use its best efforts to reflect in each such document referenced in this paragraph so filed with the SEC such comments as the Initial
Purchasers, Special Counsel and  the Managing
Underwriters, if any, may propose.

           (b)   Subject to Section 2(c), prepare  and
file with  the  SEC such amendments and post-effective
amendments to  each Registration Statement as may be
necessary to  keep such  Registration Statement
continuously effective for  the applicable period
specified in Section 2; cause the  related Prospectus
to be  supplemented by any required  Prospectus
supplement, and as so supplemented to be filed pursuant
to Rule 424 (or any similar provisions then in force)
under the Securities  Act  and  comply  with  the
provisions of  the Securities  Act  with  respect to
the disposition  of  all securities covered by such
Registration Statement during the applicable period in
accordance with the intended methods or disposition
by the  sellers  thereof  set  forth  in  such
Registration  Statement as so amended or such Prospectus
as
so  supplemented.   The Company shall ensure  that  (i)
any Shelf Registration and any amendment thereto and any
Prospectus forming a part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder,
(ii) any Shelf Registration and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) any Prospectus forming part of any Shelf Registration, and any amendment or supplement to such Prospectus, does not include an untrue statement or a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c)   Notify the Holders, the Initial
Purchasers, the  Special Counsel and the Managing
Underwriters, if  any, promptly, and (if requested by
any such person) confirm such notice  in  writing, (i)
when a Prospectus,  any  Prospectus supplement,
a Registration Statement or  a  post-effective
amendment  to a Registration Statement has been  filed
with the  SEC,  and, with respect to a Registration
Statement   or
any  post-effective  amendment, when  the  same  has
become effective;  (ii)  of any request by the  SEC  or
any  other federal  or                            state
governmental authority for amendments             or
supplements   to   a  Registration  Statement   or
related
Prospectus  or  for  additional information,  (iii)  of
the issuance by  the  SEC  or  any  other  federal  or
state
governmental  authority  of any stop  order  suspending
the effectiveness of a Registration Statement or the
initiation or  threatening of any proceedings for that
purpose, (iv) of the  receipt by the Company of any
notification with respect to  the  suspension of the
qualification or  exemption  from qualification of any
of the Registrable Securities for  sale in  any
jurisdiction or the initiation or threatening of any
proceedings
for such purpose, (v) of the existence  of  any
fact or happening of any event which makes any statement
of
a  material  fact in such Registration Statement or
related
Prospectus  or  any document incorporated or  deemed  to
be incorporated  therein  by reference untrue  or  which
would require  the  making  of  any changes  in  the
Registration Statement  or Prospectus in order that, in
the case  of  the Registration  Statement,  it will  not
contain  any  untrue statement  of a material fact or
omit to state any  material fact required to be stated
therein or necessary to make  the statements therein not
misleading, and that in the  case  of the Prospectus, it
will not contain any untrue statement  of a  material
fact or omit to state any material fact required to  be
stated therein or necessary to make the  statements
therein, in the light of the circumstances under which
they were made,  not  misleading,  and  (vi)  of  the
Company's determination   that  a  post-effective
amendment   to a Registration Statement would be
appropriate.
         (d)  Use its best efforts to obtain the
withdrawal of  any order suspending the effectiveness of
a Registration Statement,  or  the  lifting  of  any
suspension of                                       the
qualification (or exemption from qualification)  of  any
of the Registrable Securities for sale in any
jurisdiction,  at the earliest possible moment.
          (e)  If requested by the Initial Purchasers or
the Managing  Underwriters, if any, or the Holders of a
Majority of  the  Registrable  Securities being  sold,
(i)  promptly incorporate  in  a  Prospectus supplement
or post-effective amendment to Registration Statement
such information as  the Initial
Purchaser,  the  Special  Counsel,  the
Managing
Underwriters, if any, or such Holders and the Company
agree should  be  included  therein, and (ii)  make  all
required filings of such Prospectus supplement or such
post-effective amendment  as  soon  as practicable after
the  Company  has received  notification  of  the
matters proposed         to
be
incorporated in such Prospectus supplement or post effective amendment.

         (f)  Furnish to each Selling Holder (if
requested by  such  Selling Holder), the Special
Counsel, the  Initial Purchasers,  and each Managing
Underwriter, if any, without charge, at least one conformed copy of the Registration Statement or Statements and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

           (g)   Deliver to each Selling Holder, the
Special Counsel,
the   Initial  Purchasers   and   each
Managing
Underwriter,  if  any, in connection with  any  offering
of Registrable  Securities, without charge, as many
copies  of the  Prospectus or Prospectuses relating to
such Registrable Securities (including each preliminary
prospectus)  and  any amendment   or  supplement
thereto as  such  persons
may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the Selling Holders of Registrable Securities and the Underwriters, if any, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

          (h)   Prior to any public offering of
Registrable Securities,  to  register or qualify or
cooperate  with  the Selling Holders, the Managing
Underwriters, if any, and  the Special  Counsel  in
connection with  the  registration  or qualification
(or exemption  from  such  registration
or
qualification) of such Registrable Securities for offer
and
sale   under  the  securities  or  Blue  Sky  laws  of
such
jurisdictions within the United States as any Selling
Holder or Managing Underwriter reasonably requests in
writing, keep each                            such
registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement, provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

           (i)  Cause the Registrable Securities covered
by the  applicable Registration Statement to be
registered with or  approved by such other governmental
agencies in addition to the SEC or authorities within
the United States as may be necessary to enable the
Selling Holder or Holders thereof or the   Managing
Underwriters,  if  any, to  consummate  the disposition
of such Registrable Securities.
           (j)  During the Effectiveness Period (subject
to the  provisions  of  Section  2(c)),  immediately
upon the existence  of any fact or the occurrence of any
event as  a result  of which a Registration Statement
shall contain  any untrue  statement of a material fact
or omit to  state  any material fact required to be
stated therein or necessary  to make  the  statements
therein, in light of the circumstances under  which they
were made, not misleading, or a Prospectus shall
contain  any untrue statement of a material  fact  or
omit  to  state  any material fact required  to  be
stated therein or necessary to make the statements
therein, in  the light of the circumstances under which
they were made,  not misleading,  promptly  prepare  and
file  a  posteffective amendment to each Registration
Statement or a supplement  to the  related Prospectus or
any document incorporated therein by reference or file
any other required document (such as  a Current  Report
on Form 8K) that would be incorporated  by reference
into  the Registration  Statement  so  that  the
Registration Statement  shall  not  contain   any
untrue statement or a material fact or omit to state any
material fact required to be stated therein or necessary
to make  the statements   therein  not  misleading,  in
light   of the
circumstances under which they were made, and  so  that
the Prospectus  will  not  contain any  untrue
statement of  a material fact or omit to state any
material fact or omit  to state  any  material fact
required to be stated therein  or necessary  to make the
statements therein, in the  light  of the
circumstances  under  which  they were   made,
not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and in the case of a posteffective amendment to a Registration
Statement use its best efforts to cause it to become effective as soon as practicable.

          (k)  Enter into such agreements (including, in
the event of an Underwritten Offering, an underwriting
agreement in form, scope and substance as is customary
in Underwritten Offerings)  and  take all such other
actions in  connection therewith  (including, in the
event of an the  Underwritten Offering,   those
reasonably  requested
by  the   Managing
Underwriters,  if any, or the Holders of a Majority  of
the Registrable  Securities being sold) in order to
expedite  or
facilitate  the  disposition of such Registrable
Securities and  in  such  connection, whether or  not
an underwriting agreement  is  entered into, and if the
registration  is
an underwritten registration, (i) make such
representations and warranties to the Holders of such
Registrable Securities and the underwriters with respect
to the business of the Company and its subsidiaries, the
Registration Statement, Prospectus and   documents
incorporated  by   reference   or   deemed incorporated
by reference, if any, in each case,  in  form, substance
and scope as are customarily made by  issuers
to underwriters in underwritten offerings and confirm
the same if  and  when requested; (ii) use its
reasonable efforts  to
obtain  opinions  of  counsel to  the  Company  and
updates thereof  (which  counsel and opinions (in  form,
scope  and substance) shall be reasonably satisfactory
to the  Managing Underwriters, if any, Special Counsel
and the Holders  of  a majority of the Registrable
Securities being sold) addressed to each of the
underwriters covering the matters customarily covered in
opinions requested in underwritten offerings  and such
other matters as may be reasonably requested  by  such
Special  Counsel and Managing Underwriters;  (iii)  use
its reasonable efforts  to obtain "cold  comfort"
letters  and updates thereof  from  the  independent
certified   public accountants  of  the Company (and, if
necessary,  any other certified  public  accountants  of
any  subsidiary of  the Company  or any business
acquired or to be acquired  by  the Company  for  which
financial statements and financial  data are,  or  are
required to be, included in the  Registration
Statement),  addressed to each of the Managing
Underwriters, if  any,  such letters to be in customary
form and  covering matters  of  the type customarily
covered in "cold  comfort" letters in connection with
Underwritten Offerings, and  (iv) deliver such documents
and certificates as may be reasonably requested  by  the
Holders of a majority of the Registrable Securities
being sold, the Special Counsel and the  Managing
Underwriters, if any, to evidence the continued validity
of the  representations and warranties of the Company
and its subsidiaries  made  pursuant to  clause  (i)
above and   to
evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement as and to the extent required thereunder.

            (1)    Make  available  for  inspection   by
a
representative  of  the  Holders of  Registrable
Securities being  sold, any Managing Underwriter
participating  in  any disposition  of  Registrable
Securities,  if  any,  and  any attorney  or accountant
retained by such Selling Holders
or underwriter,   financial   and  other   records,
pertinent
corporate  documents and properties of the Company  and
its subsidiaries,  and  cause the executive officers,
directors and  employees of the Company and its
subsidiaries to supply all   information   reasonably
requested   by   any                                such
representative, Managing Underwriter, attorney or
accountant in connection with such disposition;
provided, however, that any  information  that  is
reasonable  and in  good  faith designated by the
Company in writing as confidential at  the time   of
delivery  of  such information  shall  be
kept confidential by such persons, unless (i) disclosure
of such information is required by court or
administrative order          or
is   necessary   to  respond  to  inquiries  of
regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of disclosure or failure to safeguard by any such person or
(iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement.

            (m)   Comply  with  all  applicable  rules
and
regulations  of  the SEC in all material respects  and
make generally
available   to   its  securityholders   earnings
statements  (which  need  not  be  audited)  satisfying
the
provisions of Section 11(a) of the Securities Act  and
Rule 158  thereunder (or any similar rule promulgated
under  the Securities Act) no later than 45 days after
the end  of  any 12-month  period (or 90 days after the
end of any  12-month period  if
such period is a fiscal year) (i) commencing  at
the   end   of  any  fiscal  quarter  in  which
Registrable
Securities are sold to underwriters in firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration
Statement, which statements shall cover said 12-month periods.

            (n)   Cooperate  with  the  Selling  Holders
of Registrable Securities, the Initial Purchasers, the
Special Counsel and the Managing Underwriters, if any,
to facilitate the   timely   preparation  and  delivery
of
certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders may request.

           (o)  Not later than the effectiveness date of
any Registration Statement hereunder, provide a CUSIP
number for the    Registrable   Securities   registered
under    such Registration  Statement, and provide the
Trustee under the Indenture and the transfer agent for the Common Stock with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company.
           (p) Cause all shares of Common Stock covered by the Registration Statement to be listed on, each securities exchange or quotation system on which the Company's Common Stock is then listed or quoted no later than the date the Registration Statement is declared effective, and, in connection therewith, to the extent applicable, to make such findings under the Exchange Act (e.g., the filing of a Registration Statement on Form 8-A) and to have such filings declared effective thereunder.

           (q)   Cooperate and assist in any filing
required to be made with the National Association of Securities Dealers, Inc.

          (r)  Cause the Indenture to be qualified under
the TIA,  and,
in  connection  therewith,  cooperate  with  the
Trustee and the Holders, the Initial Purchasers, the
Special Counsel  and  the Managing Underwriters, if any,
to  effect such  changes to the Indenture as may be
required  for  such Indenture to be so qualified in
accordance with the terms of the  TIA; and execute and
use its best efforts to cause  the Trustee  to  execute
all documents as may  be  required  to effect  such
changes and  all other  forms  and  documents required
to be filed with the SEC to enable such  Indenture
to be so qualified in a timely manner.
     The Company may require each Holder of securities
to be sold  pursuant to any Registration Statement to
furnish  to the  Company such information regarding the
Holder  and  the distribution of such securities as the
Company may from time to                           time
reasonably  require  for   inclusion               in
such
Registration  Statement.  Any Holder who  fails  to
provide such   information  shall  not  be  entitled  to
use  the
Prospectus.

     4.    Registration  Expenses.  All  fees  and
expenses
incident  to the Company's obligations under this
Agreement shall  be
borne by the Company whether or not  any  of  the
Registration  Statements become effective.   Such  fees
and expenses
shall include,  without  limitation,
(i) all
registration and filing fees (including, without
limitation, fees  and
expenses with respect to filings required  to  be
made  with  the National Association of Securities
Dealers, Inc.),
(ii) printing       expenses   (including,   without
limitation,   expenses   of   printing
certificates for
Registrable  Securities in a form eligible for
deposit with The Depository Trust Company and of
printing Prospectuses if the  printing  of
Prospectuses is
requested by  the  Special Counsel,  the  Initial
Purchasers, the Managing Underwriters or  the  holders
of a Majority of the Registrable Securities included  in
any Registration Statement), (iii)  reasonable fees  and
disbursements of counsel for the Company  and  the
Special Counsel  in connection with the Shelf
Registration (provided that the Company shall not be
liable for the fees and  expenses of more than one
separate firm for all parties (other  than  the Company)
participating in any transaction hereunder),
and (iv)  fees  and  disbursements   of
all independent  certified  public accountants  referred
to in Section  3(k)(iii)  hereof (including the
expenses  of any special  audit  and "cold comfort"
letters  required by  or incident  to  such
performance).  In addition,  the Company shall pay the
fees and expenses incurred in connection  with the
listing or quotation of the securities to be registered
on  any  securities exchange or quotations system  on
which similar securities issued by the Company are then
listed and the  fees         and expenses  of any
person,  including  special
experts, retained by the Company.

     5.   Indemnification.

           (a)  Indemnification by the Company.  The
Company shall   indemnify  and  hold  harmless  each
Holder,  the
directors,  officers,  employees and  agents  of  each
such Holder and each person, if any, who controls any
such Holder (within  the meaning of either Section 15 of
the Securities Act  or Section 20 of the Exchange Act)
from and against all losses, liabilities, damages and
expenses (including without limitation, any legal or
other expenses reasonably  incurred in  connection  with
defending or investigating  any  such action or claim)
(collectively, "Losses"), arising out of or based  upon
any untrue statement or alleged untrue statement of  a
material fact contained in any Registration Statement or
Prospectus or in any amendment or supplement thereto, or
arising  out of  or  based  upon any  omission  or
alleged omission to  state therein a material fact
required  to  be stated therein or necessary to make the
statements  therein not misleading, in light of the
circumstances  under  which they  were made, except
insofar as such Losses arise out of or  are  based upon
the information relating to  any Holder furnished
to the Company in writing by any Holder expressly
for  use  therein.   The Company shall also  indemnify
each underwriter, their officers and directors, and
each person who  controls such person (within the
meaning of Section          15
of  the Securities Act or Section 20 of the Exchange Act
to
the  same  extent and with the same limitations as
provided above with respect to the indemnification of
the Holders       or
Registrable Securities.

           (b)   Indemnification  by Holder  of
Registrable Securities.   Each Holder, agrees severally
and not  jointly to  indemnify and hold harmless the
Company, its  directors, its  officers  who  sign a
Registration Statement  and  each person, if any, who
controls the Company (within the meaning of  either
Section 15 of the Securities Act or Section 20 of the
Exchange Act), from and against all losses arising  out
of or  based  upon any untrue statement of a material
fact contained  in  any  Registration  Statement,
Prospectus or
arising out of or based upon any omission of a material
fact required  to  be  stated therein or necessary  to
make  the statements   therein  not  misleading,  in
light   of     the
circumstances under which they were made, to the extent,
but only  to  the extent, that such untrue statement or
omission is  contained in any information relating to
such Holder         so
furnished in writing by such Holder to the Company
expressly for use in such Registration Statement or
Prospectus.  In no event   shall  the  liability  of
any Selling  Holder
of
Registrable  Securities hereunder be greater in amount
than the  dollar  amount of the proceeds received by
such Holder upon  the sale of the Registrable Securities
giving rise    to
such indemnification obligation.

           (c)  Conduct of Indemnification Proceedings.
In
case    any    proceeding   (including   any
governmental
investigation) shall be instituted involving any  person
in
respect of which indemnity may be sought pursuant to
either of  the two   preceding  paragraphs,  such
person (the
"indemnified  party")  shall  promptly  notify  the
person against whom such indemnity may be sought (the
"indemnifying party") in writing, but failure so to
notify an indemnifying party  shall  not relieve such
indemnifying party  from  any liability  hereunder  to
the extent  it  is  not  materially prejudiced  as  a
result thereof.  The indemnifying  party, upon  request
of the indemnified party, shall retain counsel
satisfactory  to the  indemnified party  to  represent
the indemnified party and any others the indemnifying
party  may designate in  such proceeding and shall pay
the  fees  and disbursements  of  such counsel related
to such proceeding. In any such proceeding, any
indemnified party shall have the right  to  retain its
own counsel, but the fees and expenses of  such counsel
shall be at the expense of such indemnified party
unless (i) the indemnifying party and the indemnified
party  shall have mutually agreed to the retention  to
such counsel  (ii)  the named  parties to  any  such
proceeding (including   any impleaded  parties)  include
both
the
indemnifying   party   and   the   indemnified   party
and
representation of both parties by the same counsel would
be
inappropriate due to actual or potential differing
interests between them, or (iii) the indemnifying party
shall not have employed  counsel satisfactory to the
indemnified  party
to
represent  the  indemnified party within a  reasonable
time after   notice  of  commencement  of  the  action.
It             is
understood that the indemnifying party shall not, in
respect of the legal expenses or any indemnified party
in connection with  any  proceeding  or related
proceedings in  the  same jurisdiction,  be liable for
the fees and expenses  of  more than  one  separate firm
(in addition to any local  counsel)
for  all  indemnified  parties under Section  5(a)  or
5(b)
hereof  who  are parties to such proceeding or
proceedings, and  that all such fees and expenses shall
be reimbursed       as
they  are  incurred.  The indemnifying party  shall  not
be
liable for any settlement of any proceeding effected
without its written consent, but if settled with such
consent or   if
there   be   a   final  judgment  for  the  plaintiff,
the
indemnifying party agrees to indemnify the indemnified
party from  and  against any loss or liability by reason
of  such
settlement  or  judgment.   Notwithstanding  the
foregoing
sentence,  if  at any time an indemnified party  shall
have requested an indemnifying party to reimburse the
indemnified party  for  fees and expenses of counsel as
contemplated   by
the  second  and  third  sentences of this  paragraph,
such indemnifying  party agrees that it shall be liable
for  any
settlements  of any proceeding effected without its
written
consent if (i) such settlement is entered into more than
45
days  after  receipt  by  such  indemnifying  party  of
the
aforesaid request and (ii) such indemnifying party shall
not have  reimbursed  the indemnified party in
accordance with such  request  prior  to the date of
such settlement.    No
indemnifying party shall, without the Prior written
consent
of  the  indemnified  party, effect any  settlement  of
any
pending  or  threatened proceeding in respect of  which
any indemnified  party  is  or  could  have  been  a
party  and indemnity                     could  have
been sought  hereunder                           by
such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d)    Contribution.   If  the
indemnification provided  for  in  this  Section  5  is
unavailable  to                             an
indemnified  party  under Section 5(a)  or  5(b)  hereof
in
respect  of  any  Losses  or is insufficient  to  hold
such indemnified                              party
harmless,   then   each                  applicable
indemnifying party, in lieu of indemnifying such
indemnified party,  shall  contribute to the amount paid
or  payable  by
such  indemnified party as a result of such Losses,  (i)
in
such  proportion as is appropriate to reflect  the
relative
benefits  received by the indemnifying party or  parties
on
the  one  hand and the indemnified party or parties  an
the
other hand or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such
proportion as  is appropriate to reflect not only the
relative benefits referred to in clause (i) above but
also the relative  fault of  the indemnifying party or
parties on the one hand and of the  indemnified  party
or parties on  the  other
hand     in
connection with the statements or omissions that
resulted in such  Losses,  as  well  as  any  other
relevant equitable considerations.  Benefits received by
the Company  shall                         be
deemed  to  be  equal  to the total net  proceeds
from the initial  placement  of the Notes pursuant
to  the Purchase
Agreement.   Benefits  received by  the  Initial
Purchasers
shall  be deemed to be equal to the total purchase
discounts and  commissions received by them pursuant
to the   Purchase
Agreement  and benefits received by any other Holders
shall be  deemed  to  be  equal to the value  of
receiving  Notes registered  under the Securities
Act. Benefits received                           by
any  underwriter shall be deemed to be equal  to  the
total underwriting discounts and commissions, as set
forth on  the cover  page  of  the  Prospectus  forming
a  part of         the
Registration Statement which resulted in such  Losses.
The
relative  fault  of  the Holders on the  one  hand  and
the
Company  on the other hand shall be determined by
reference to, among other things, whether the untrue or
alleged untrue
statement  of  a  material fact or the omission  or
alleged omission  to  state a material fact relates  to
information supplied  by the Holders or by the Company
and the  parties' relative  intent,  knowledge,  access
to information                                   and
opportunity   to  correct  or  prevent  such  statement
or
omission. The Holders' respective obligations to contribute pursuant to this paragraph are several in proportion to the respective number of Registrable
Securities they  have  sold pursuant to a Registration
Statement, and not joint.

   The  parties hereto agree that it would not be just
and equitable if contribution pursuant to this Section
5(d) were determined by pro rata allocation or by any
other method  or allocation  that  does not take into
account  the
equitable
considerations  referred  to in  the  immediately
preceding
paragraph.   The  amount paid or payable by  an
indemnified party  as  a  result  of  the  Losses
referred  to  in  the immediately preceding paragraph
shall be deemed to  include, subject  to  the limitations
set forth above, any                              legal
or
other expenses reasonably incurred by such indemnified
party in  connection  with  investigating or  defending
any  such
action  or  claim.   Notwithstanding this Section  5(d),
an
indemnifying party that is a Selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The  indemnity, contribution and expense
reimbursement obligations of the Company hereunder shall
be in addition to any  liability  the  Company may
otherwise  have  hereunder, under the Purchase Agreement
or otherwise.
     The indemnity and contribution provisions contained
in this Section 5 shall remain operative and in full
force and effect  regardless of (i) any termination of
this Agreement, (ii) any investigation made by or on
behalf of any Holder or any  person  controlling any
Holder,  or the  Company,  its officers or directors or
any person controlling the  Company and  (iii)  the  sale
of any Registrable Securities  by  any Holder.
     6.   Information Requirements.
           (a)   The Company shall file the reports
required to  be filed by it under the Securities Act and
the Exchange Act,  and if at any time the Company is not
required to file such  reports,  it will, upon the
request of any  Holder  of Registrable   Securities,
make publicly  available   other information so long as
necessary to permit sales pursuant to Rule  144  and
Rule 144A under the  Securities  Act.                 The
Company  further covenants that it will cooperate  with
any
Holder  of  Registrable  Securities and  take  such
further reasonable  action  as any Holder of Registrable
Securities may   reasonably  request  (including,
without limitation, making  such  reasonable
representations as any such  Holder may  reasonably
request), all to the extent  required  from time  to
enable such Holder to sell Registrable  Securities
without  registration under the Securities  Act  within
the
limitation of the exemptions provided by Rule 144  and
Rule 144A   under   the  Securities  Act. Notwithstanding
the
foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

           (b)   The Company shall file the reports
required to  be  filed by it under the Exchange Act and
shall  comply with all other requirements set forth in
the instructions to the  appropriate SEC Registration
Statement form  permitting registration of the
Registrable Securities for resale by the Holders thereof
in the manner or manners designated by them.
     7.   Miscellaneous.
           (a)   Remedies.  In the event of a breach by
the Company of its obligations under this Agreement, each
Holder of  Registrable Securities, in addition to being
entitled to exercise  all rights granted by law,
including recovery  of damages,  will  be entitled to
specific performance  of  its rights  under  this
Agreement.   The Company  agrees  that monetary damages
would not be adequate compensation for  any loss
incurred  by reason or a breach by it of  any  of  the
provisions of this Agreement and hereby further agrees
that, in  the  event of  any action for specific
performance  in respect  of such breach, it shall waive
the defense  that  a remedy at law would be adequate.
           (b)  No Conflicting Agreements.  The Company
has not  entered,  as of the date hereof and shall  not,
on  or after  the  date of this Agreement, enter into any
agreement with  respect  to  its securities which
conflicts  with  the rights  granted to the Holders of
Registrable Securities  in this  Agreement.  The Company
represents and  warrants  that the  rights granted to the
Holders of Registrable Securities hereunder do not in any
way conflict with the rights granted to  the holders of
the Company's securities under any  other agreements.
           (c)   Amendments and Waivers.  The provisions
of this  Agreement, including the provisions of this
sentence, may not be amended, modified or supplemented,
and waivers or consents to departures from the provisions
hereof may not be given,  unless the Company has obtained
the written  consent of Holders of a Majority of the then
outstanding Registrable Securities.   Notwithstanding the
foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable
Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

             (d)     Notices.    All   notices   and
other communications provided for or permitted hereunder
shall  be made in writing and shall be deemed given (i)
when made,  if made  by  hand delivery, (ii) upon
confirmation, if made  by telecopier  or (iii) one
business day after being  deposited with  a reputable
nextday courier, postage prepaid, to  the parties as
follows:
                 (x)    if   to   a  holder  of
Registrable Securities, at the most current address given
by such holder to  the Company in accordance with the
provisions of Section 7(e):
               (y)  if to the Company, to:
                    Atlantic Coast Airlines, Inc.
                     515-A Shaw Road
                    Dulles, Virginia  20166
                    Attention:  Kerry B.
                    Skeen Telecopy No.:
                    (703) 9256294
                    with a copy to:
                    Gibson, Dunn & Crutcher
                    LLP 1050 Connecticut
                    Avenue, N.W. Washington,
                    D.C. 20036 Attention:
                    Ronald O. Mueller
                    Telecopy No.: (202) 467-
                    0539
                     and
               (z)  if to the Special Counsel
to:
                    Piper & Marbury L.L.P.
                    36 South Charles Street Baltimore,
                    Maryland  21201 Attention:  Stephen
                    A. Riddick Telecopy No.:  (410) 576-
                    1763

or  to  such other address as such person may have
furnished to  the  other  persons identified in this
Section  7(d)  in writing in accordance herewith.
     Copies  of all notices, demands or other
communications shall be concurrently delivered by the
Person given the same to  the Trustee under the
Indenture at the address specified in the Indenture.
          (e)  Owner of Registrable Securities.  The
Company will  maintain,  or  will cause its registrar
and transfer agent   to  maintain,  a  register  with
respect to the
Registrable Securities in which all transfers of
Registrable Securities of which the Company has
received notice will  be recorded.   The  Company may
deem and treat  the  person  in whose  name
Registrable Securities are registered in such register of the Company as the owner thereof for all purposes, including, without limitation, the giving of notices under this Agreement.

          (f)  Approval of Holders.  Whenever the
consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent holders of Registrable
Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

           (g)   Successors  and Assigns.   Any  person
who purchases   any  Registrable  Securities  from  an
Initial Purchaser shall be deemed, for purposes of this
Agreement to
be  an  assignee of such Initial Purchaser.   The
Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each holder of any Registrable Securities.
          (h)  Counterparts.  This Agreement may be
executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

          (i)  Headings.  The headings in this
Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           (j)   Governing  Law.  THIS  AGREEMENT
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE COMMONWEALTH OF VIRGINIA, AS APPLIED TO
CONTRACTS MADE  AND PERFORMED WITHIN THE COMMONWEALTH
OF VIRGINIA WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF
LAWS.
            (k)   Severability.   If  any  term,
provision, covenant  or  restriction of this Agreement
is held  to  be invalid,  illegal, void or
unenforceable, the remainder  of the  terms,
provisions, covenants and restrictions set forth herein
shall remain in full force and effect, and shall  in no
way be affected, impaired or invalidated thereby, and
the parties  hereto  shall use their best efforts  to
find  and employ   an  alternative means  to  achieve
the  same                      or substantially the
same result as that contemplated  by such term,
provision,  covenant or restriction.   It  is
hereby stipulated
and declared to be the intention of the  parties
that   they   would  have  executed  the  remaining
terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

       (l)  Entire Agreement.  This Agreement is
intended by  the parties as a final expression of their
agreement and is  intended to be a complete and
exclusive statement of the agreement and understanding
of the parties hereto in respect of  the subject matter
contained herein.  Except as provided in  the  Purchase
Agreement and the Indenture, there are  no
restrictions,  promises, warranties or  undertakings,
other than those set forth or referred to herein, with
respect  to the  registration rights granted by the
Company with respect to  the securities sold pursuant
to the Purchase  Agreement and the  Indenture.   This
Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

        (m)  Attorneys' Fees.  In any action or
proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

           (n)   Further  Assurances.  Each of  the
parties hereto shall use all reasonable efforts to
take,
or cause to be taken, all appropriate action, do or
cause to be done all things  reasonably  necessary,
proper  or advisable  under applicable
law, and execute and deliver such documents  and
other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate the make effective the transactions contemplated hereby.
            (o)    Termination.   This  Agreement  and the
obligations  of  the parties hereunder shall terminate upon
the   end  of  the  Effectiveness  Period,  except for  any
liabilities or obligations under Sections 2(d), 4 or 5 hereof, each of which shall remain in effect in accordance with their terms.
      IN  WITNESS  WHEREOF, the parties  have  executed
this Registration  Rights Agreement as of the date first
written above.
                                   ATLANTIC  COAST AIRLINES,
                              INC.
                                     By:_____________________
                                     ____ Name: Kerry B.
                                     Skeen Title:President
                                     and
                                           Chief   Executive
                                           Officer

Accepted as of the date first above written:

ALEX. BROWN & SONS INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, INC.

By:  Alex. Brown & Sons Incorporated

By:______________________________________
     Authorized Signatory